UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2012

IDENIX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

(617) 995-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Idenix Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders on June 7, 2012. At the annual meeting, the stockholders elected all seven of the nominees of the Company’s Board of Directors for a term of one year and until his or her successor is duly elected and qualified. In addition, at the annual meeting, the stockholders (i) approved the adoption of the 2012 Stock Incentive Plan and (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2012.

The final voting results are set forth below:

a) The seven nominees for director were elected as follows:

Nominee	For	Withheld	Non-Votes
Wayne T. Hockmeyer, Ph.D.	88,847,804	338,290	9,440,528
Thomas R. Hodgson	85,539,970	3,646,124	9,440,528
Tamar D. Howson	88,957,568	228,526	9,440,528
Robert E. Pelzer	88,410,430	775,664	9,440,528
Denise Pollard-Knight, Ph.D.	89,023,304	162,790	9,440,528
Ronald C. Renaud, Jr.	88,446,282	739,812	9,440,528
Michael S. Wyzga	89,023,152	162,942	9,440,528

b) The adoption of the Company’s 2012 Stock Incentive Plan was approved as follows:

For:	86,268,458
Against:	2,914,686
Abstain:	2,950
Non-Votes:	9,440,528

c) The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm the current fiscal year ending December 31, 2012 was approved as follows:

For:	98,405,090
Against:	153,499
Abstain:	68,033

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: June 8, 2012	By:	/s/ Maria D. Stahl
Maria D. Stahl
Senior Vice President and General Counsel